TENTH AMENDMENT AGREEMENT

THIS TENTHAMENDMENT AGREEMENT (the "**Amendment Agreement**") is entered into as of 1 May 2014 and is supplemental to the ISDA Master Agreement dated as of 9 January 2008 (as amended and restated from time to time) between Hermes Investment Management Limited, (the "**Investment Manager**") acting as agent and signatory for each of the principals, severally and not jointly, listed in Annex A to the Master Agreement (each such principal being a "**Party A**" and a "**Principal**") and HSBC Bank PLC ("**Party B**") (together the "**Parties**"), as amended, modified or supplemented from time to time (the "**Master Agreement**").

WHEREAS, in consideration of the mutual agreements contained in this Amendment Agreement, the Parties wish to amend the Master Agreement in order to:

(i) add the following new Principals to the Master Agreement:

- Hermes Investment Funds Public Limited Company for and in respect of Hermes Multi-Strategy Credit Fund
- Hermes Investment Funds Public Limited Company for and in respect of Hermes Global Equity ESG

(ii) acknowledge that Hermes Investment Funds Public Limited Company, being an umbrella investment company with variable capital and having segregated liability between its sub-funds (herein "Principals") incorporated with limited liability in Ireland under registration number 463628 incorporated under the Irish Companies Acts 1963-2009 which is an undertaking for the collective investment in transferable securities authorised by the Regulator pursuant to the UCITS Regulations will act on behalf of each Irish UCITS Principal on a several and not joint basis;

(iii) enter into separate credit support arrangements with the Irish UCITS Principals on a several and not joint basis as specified in Attachment I attached hereto; and

(iv) acknowledge that a separate Master Agreement (as may be amended by this Amendment Agreement) shall be deemed to exist between each Principal and Party B.

(v) Part 4 (b) of the Schedule to the ISDA shall be deleted and amended by the following in relation to the two Sub Funds being added as per Annex A attached hereto:

(b) Process Agent. For the purpose of Section 13 (c) of this Agreement:

Party A appoints as its Process Agent: Hermes Investment Management Limited, Lloyds Chambers, 1 Portsoken Street, London E1 8HZ

Party B appoints as its Process Agent: Not Applicable

(vi) Part 4 (h) of the Schedule to the ISDA shall be deleted in its entirety and replaced with the following:

(h) This Agreement, and any non-contractual obligations arising out of or in relation to the Agreement, will be governed by and construed in accordance with English law. All disputes arising out of or relating to this Agreement or any non-contractual obligations arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of the English Courts.

(vii) Part 5 (5) of the Schedule to the ISDA shall be amended to insert a new (iv) as follows:

(iv) ***Eligible Contract Participant.*** Each party represents that it, any Credit Support Provider and any provider of a guarantee of Obligations under this Agreement are "eligible contract participants" as defined in the Commodity Exchange Act, as amended from time to time, and any rule or regulation promulgated thereunder.

(viii) Part 5 (8) (a) of the Schedule to the ISDA shall be amended by the addition of a new (iv) as follows:

(iv) the assets used to consummate the Transactions provided hereunder shall not constitute the assets of: (i) an "employee benefit plan" that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") to which Section 4975 of the Code applies; (iii) a person or entity the underlying assets of which include the assets of any such employee benefit plan or plan by reason of Department of Labor Regulation Section 2510.3-101 (as modified by Section 3(42) of ERISA) or otherwise, or (iv) a non-U.S.,

governmental or other plan that is subject to any federal, state, local or non-U.S. law, rule or regulation that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, and Party B will notify Party A in writing reasonably in advance of any of its assets becoming subject to Title I of ERISA, the prohibited transaction provisions of the Code or any federal, state, local or non-U.S. law, rule or regulation that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code and, upon Party A's request, Party B will immediately terminate any or all Transactions prior to its assets becoming subject to such laws, rules or regulations.

(x) Part 5 (16) Additional Termination Event. Credit Downgrade was previously deleted by the ninth amendment agreement dated 17 January 2013 and the remainder of the provisions of Part 5 (17) and (18) shall be respectively renumbered as (16) and (17).

(xi) Part 5 of the Schedule to the ISDA shall be amended by the addition of new sections 18 – 19as follows:

(18) **Withholding Tax Imposed on Payments to non-US Counterparties under the United States Foreign Account Tax Compliance Act ("FATCA").** "*Tax*" as used in Part 2(a) of this Schedule (*Payer Representations*) and "*Indemnifiable Tax*" as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "*Code*"), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "*FATCA Withholding Tax*"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(19) **Regulatory Requirements.** In order to satisfy applicable regulatory requirements, the parties agree as follows:

(1) if the parties have mutually adhered to and exchanged questionnaires under the ISDA August 2012 DF Protocol (the "*August Protocol*" or entered into a materially similar bilateral version of the August Protocol (an "*August Bilateral*"), this Agreement shall be deemed to be an agreement covered thereby and (i) a "*Matched PCA*" for the purposes of the August Protocol or (ii) an "*Agreement*" for the purposes of such August Bilateral, as applicable;

(2) if the parties have mutually adhered to and exchanged questionnaires under the ISDA March 2013 DF Protocol (the "*March Protocol*") or entered into a materially similar bilateral version of the March Protocol (a "*March Bilateral*"), this Agreement shall be deemed to be an agreement covered thereby and (i) a "*Matched PCA*" for the purposes of the March Protocol or (ii) an "*Agreement*" for the purposes of such March Bilateral, as applicable;

(3) if the parties have mutually adhered to the ISDA 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol (the "*EMIR Protocol*") or entered into a materially similar bilateral version of the EMIR Protocol, this Agreement shall be deemed to be an agreement covered thereby and a "*Protocol Covered Agreement*" for such purposes, if applicable; and(4) if the parties have mutually adhered to the ISDA 2013 EMIR NFC Representation Protocol (the "*NFC Protocol*") or entered into a materially similar bilateral version of the NFC Protocol, this Agreement shall be deemed to be an agreement covered thereby and a "*Covered Master Agreement*" for such purposes, if applicable.

(xii) Only Paragraph 11(h)(ii) of the Credit Support Annex appearing as Exhibit 4 to the Master Agreement by amendment agreement dated 29 March 2012 is deleted in its entirety and replaced by the following **only in respect of the funds added by this Amendment Agreement**:

"(ii) FX Transactions and Currency Option Transactions as described under the 1998 FX and Currency Options Definitions (as published by the International Swaps Derivative Association, Inc. the Emerging Markets Traders Association and the Foreign Exchange Committee) as may be amended from time to time"

For the avoidance of doubt the remainder of Paragraph 11 (h) shall remain unamended.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Parties agree as follows:

1 Annex A to the Master Agreement is hereby deleted in its entirety and replaced with a new Annex A in the form set out in Attachment I hereto, with the new Principal indicated in bold at the end thereof.

2 **Conditions Precedent.** It is a condition precedent to the effectiveness of this Amendment Agreement that, as of the date hereof, (i) all representations and warranties made under the Agreement are true and correct and (ii) there exists neither an Event of Default nor a Potential Event of Default thereunder.

3 **Definitions.** All capitalised terms used but not otherwise defined in this Amendment Agreement shall have the meanings given to them in the Master Agreement.

4 **Miscellaneous**

4.1 **Entire Agreement; Restatement.**

(i) This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided therein) with respect thereto.

(ii) Except for any amendment to the Master Agreement made pursuant to this Amendment Agreement, all terms and conditions of the Master Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment Agreement. References to the Master Agreement will be to the Master Agreement, as amended by this Amendment Agreement.

4.2 **Amendments.** No amendment, modification or waiver in respect of the matters contemplated by this Amendment Agreement will be effective unless made in accordance with the terms of the Master Agreement.

4.3 **Counterparts.** This Amendment Agreement may be executed and delivered in counterparts (including by facsimile transmission and electronic messaging), each of which will be deemed to be an original and both of which when taken together shall constitute one and the same instrument.

4.4 **Headings.** The headings used in this Amendment Agreement are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment Agreement.

4.5 **Contracts (Rights of Third Parties) Act 1999.** This Amendment Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to it.

4.6 **Notices or Communications.** Any notices or communications to be sent by one party to another with respect to this Amendment Agreement shall be sent in accordance with Part 4(a) of the Master Agreement.

4.7 **Governing Law.** This Amendment Agreement, and any non-contractual issues with respect to it, will be governed by and construed in accordance with the law specified in the Master Agreement.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

HERMES INVESTMENT MANAGEMENT LIMITED acting as agent and signatory for each of the Principals, severally and not jointly, listed in Annex A to the Master Agreement

By: MGreen

Name: MICHELLE GREEN

Title: HEAD OF LEGAL SERVICES - DIRECTOR

Date: 30/04/2014

HSBC BANK PLC

By: ____________
Name:
Title:
Date: 30 · 4 · 2014

Sally Rowe
Authorised Signatory

ATTACHMENT I
NEW ANNEX A TO THE MASTER AGREEMENT

ANNEX A - PRINCIPALS

Name of Principals		Entity Type	Applicable CSA
1.	BT Pension Scheme Trustees Limited as Trustees of the BT Pension Scheme	UK Pension Fund	For non-FX Transactions: Exhibit 2 For certain FX Transactions: Exhibit 3
2.	Royal Mail Pensions Trustees Limited as Trustees of the Royal Mail Pension Plan	UK Pension Fund	N/A
3.	Hermes Pension Trustees Limited as trustees of the Hermes Group Pension Scheme	UK Pension Fund	N/A
4.	Hermes Investment Funds public limited company for and in respect of Hermes UK Small and Mid Cap Companies Fund	Irish UCITS Principal	Exhibit 4
5.	Hermes Investment Funds public limited company for and in respect of Hermes Quant Global Equity Fund	Irish UCITS Principal	Exhibit 4
6.	Hermes Investment Funds public limited company for and in respect of Hermes Pan-European Small Cap Companies Fund	Irish UCITS Principal	Exhibit 4
7.	Hermes Investment Funds public limited company for and in respect of Hermes Global Emerging Markets	Irish UCITS Principal	Exhibit 4
8.	Hermes Investment Funds public limited company for and in respect of Hermes UK Smaller Companies Fund	Irish UCITS Principal	Exhibit 4
9.	Hermes Investment Funds public limited company for and in respect of Hermes Global Equities Selection Fund	Irish UCITS Principal	Exhibit 4
10.	Hermes Investment Funds public limited company for and in respect of Hermes Sourcecap European Alpha Fund	Irish UCITS Principal	Exhibit 4
11.	Hermes Investment Funds public limited company for and in respect of Hermes Japan Small and Mid Cap Companies Fund	Irish UCITS Principal	Exhibit 4
12.	Hermes Investment Funds public limited company for and in respect of Hermes Japan Equity Fund	Irish UCITS Principal	Exhibit 4
13.	Hermes Investment Funds public limited company for and in respect of Hermes Global High Yield Bond Fund	Irish UCITS Principal	Exhibit 4
14.	Hermes Investment Funds public limited company for and in respect of Hermes Global Investment Grade Fund	Irish UCITS Principal	Exhibit 4
15.	Hermes Investment Funds public limited company for and in respect of Hermes Emerging Asia Equity Fund	Irish UCITS Principal	Exhibit 4
16.	Hermes Investment Funds public limited company for and in respect of Hermes US SMID Equity Fund	Irish UCITS Principal	Exhibit 4
17.	Hermes Investment Funds public limited company for and in respect of Hermes Active UK Inflation-Linked Bond Fund	Irish UCITS Principal	Exhibit 4
18.	Hermes Commodities Index PCC Limited in the name and on behalf of the USD Cell	Guernsey Protected Cell	N/A
19.	Hermes Commodities Index PCC Limited in the name and on behalf of the EUR Cell	Guernsey Protected Cell	N/A
20.	Hermes Commodities Index PCC Limited in the name and on behalf of the JPY Cell	Guernsey Protected Cell	N/A
21.	Hermes Commodities Index Plus PCC Limited in the name and	Guernsey Protected	N/A

	on behalf of the GBP Cell	Cell	
22.	Hermes Commodities Index Plus PCC Limited in the name and on behalf of the USD Cell	Guernsey Protected Cell	N/A
23.	Hermes Commodities Index Plus PCC Limited in the name and on behalf of the EUR Cell	Guernsey Protected Cell	N/A
24.	Hermes Commodities Index Plus PCC Limited in the name and on behalf of the 3PY Cell	Guernsey Protected Cell	N/A
25.	Hermes Commodities Alpha PCC Limited in the name and on behalf of the GBP Cell	Guernsey Protected Cell	N/A
26,	Hermes Commodities Alpha PCC Limited in the name and on behalf of the USD Cell	Guernsey Protected Cell	N/A
27.	Hermes Commodities Alpha PCC Limited in the name and on behalf of the EUR Cell	Guernsey Protected Cell	N/A
28.	Hermes BPK Partners LLP	UK Regulated Investment Firm	N/A
29.	**Hermes Investment Funds Public Limited Company for and in respect of Hermes Multi-Strategy Credit Fund**	**Irish UCITS Principal**	**Exhibit 4**
30.	**Hermes Investment Funds Public Limited Company for and in respect of Hermes Global Equity ESG**	**Irish UCITS Principal**	**Exhibit 4**